LETTERHEAD OF BERLACK, ISRAELS & LIBERMAN LLP)





                                             November 22, 1996







          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C.  20549

                    Re:  GPU Generation, Inc.
                         GPU Service, Inc.
                         GPU, Inc.
                         Jersey Central Power & Light Company
                         Metropolitan Edison Company
                         Pennsylvania Electric Company
                         Application on Form U-1
                         SEC File No. 70-8409

          Dear Sirs:

                    We  have examined Post-Effective Amendment No. 1, dated
          March  19,  1996, to the Declaration on Form U-1, dated April 15,
          1994,  under  the Public Utility Holding Company Act of 1935 (the
            Act  ),  filed  by  GPU  Generation,  Inc. ( GENCO ), GPU, Inc.
          (  GPU ), GPU Service, Inc. ( GPUS ) Jersey Central Power & Light
          Company ( JCP&L ), Metropolitan Edison Company ( Met-Ed ) and Pennsylvania Electric Company ( Penelec , together with JCP&L and Met-Ed, the Operating Companies ) with the Securities and Exchange Commission (the Commission ) and docketed by the Commission in SEC File No. 70-8409, and as to be amended by Post-Effective Amendment No. 2 thereto, dated this date, of which this opinion is to be a part. (The Declaration, as so amended and as t h u s to be amended, is hereinafter referred to as the
           Declaration .)

                    The Declaration now contemplates, among other things, the performance by GENCO of services for exempt wholesale generators and foreign utility companies, as defined in sections 32 and 33 of the Act.

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          Securities and Exchange Commission
          November 22, 1996
          Page 2



                    In  addition  to  the matters set forth in our previous
          opinion dated February 14, 1995 and filed as Exhibit F-1 to the Declaration, we have examined a copy of the Commission's Order, dated January 26, 1996, permitting the Declaration, as then amended, to become effective. We have also examined copies, signed, certified or otherwise identified to our satisfaction, of the articles of incorporation and by-laws of GENCO and of other instruments, agreements and documents, and have made such other investigation, as we have deemed necessary as a basis for this opinion.

                    For many years, we have participated in various proceedings relating to the issuance and sale of securities by GPU and its subsidiaries, and we are familiar with the terms of the outstanding securities of the corporations comprising the GPU holding company system.

                    We are members of the Bar of the State of New York and do not purport to be expert in the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States. With respect to all matters of Pennsylvania law, we have relied on the opinion of Michael J. Connolly, Esq., which is being filed as Exhibit F-2(a)to the Declaration.

                    Based upon the foregoing, and assuming that the transactions therein proposed are carried out in accordance with the Declaration, we are of the opinion that when the Commission shall have entered an order forthwith permitting the Declaration to become effective,

               (a) all State Laws applicable to the proposed transactions will have been complied with; and

               (b) the consummation of the transactions proposed in the Declaration will not violate the legal rights of the
                    holders   of  any  securities  issued  by  GPU  or  any
                     associate company  thereof, as defined in the Act.





          Securities and Exchange Commission
          November 22, 1996
          Page 3




               We hereby consent to the filing of this opinion as an exhibit to the Declaration and in any proceedings before the Commission that may be held in connection therewith.

                                        Very truly yours,



                                        BERLACK, ISRAELS & LIBERMAN LLP